EXHIBIT 99.1

First Mid-Illinois Bancshares and SCB Bancorp Announce Cash/Stock Election Deadline and Scheduled Closing Date for Pending Merger

MATTOON, Ill., Oct. 24, 2018 (GLOBE NEWSWIRE) -- First Mid-Illinois Bancshares, Inc. (Nasdaq: FMBH) (“First Mid” or the “Company”) and SCB Bancorp, Inc. (“SCB”) announced today that the deadline for SCB stockholders to elect the form of merger consideration they wish to receive in connection with the previously announced merger agreement under which First Mid will acquire SCB will be 5:00 p.m. central time on Wednesday, November 7, 2018 (the “Election Deadline”).  The companies have scheduled November 15, 2018 as the closing date of the merger.  The closing of the merger is subject to customary closing conditions.

Pursuant to the merger agreement among First Mid, Project Almond Merger Sub LLC, a newly formed Illinois limited liability company and wholly-owned subsidiary of First Mid, and SCB, each record holder of SCB common stock may make one of the following elections, or a combination of the two, at or prior to the Election Deadline, regarding the type of merger consideration they wish to receive in exchange for shares of SCB common stock:

  a cash election to receive $307.93  in cash, without interest, for each share of SCB common stock, subject to certain adjustments and proration; or

  a stock election to receive 8.0228 shares of First Mid common stock, subject to certain adjustments and proration.

Overall elections are subject to a proration so that between 19% and 32.5% of the SCB shares will be exchanged for cash, and between 67.5% and 81% will be exchanged for First Mid stock.

If a SCB stockholder’s election is not timely and properly made, the shares of SCB stock owned by such stockholder will be treated as “no election shares” and the stockholder will be deemed to have made an election for stock consideration.

The election form also serves as a letter of transmittal.  SCB stockholders who do not return their stock certificates with their election form prior to the Election Deadline will receive transmittal materials and instructions from the exchange agent after the merger is complete.

SCB stockholders are encouraged to carefully follow the instructions in the election form and return a properly executed election form and their SCB stock certificates, if any, to the exchange agent in order to receive the merger consideration.  SCB stock certificates submitted for exchange must be in a form that is acceptable for transfer. Neither First Mid nor its exchange agent will be under any obligation to notify any person of any defects in an election form.

Holders of SCB common stock who cannot locate their stock certificates, should follow the instructions set forth in the election form for lost or stolen stock certificates.  Holders of SCB common stock who hold their shares in book-entry form should follow the instructions set forth in the election form with respect to shares of SCB common stock held in book-entry form.

Following the closing of the merger, as soon as reasonably practicable after its receipt of properly completed and signed election forms and letters of transmittal and accompanying SCB stock certificates, First Mid’s exchange agent will issue by book-entry transfer shares of First Mid common stock or cash representing the merger consideration, together with cash in lieu of fractional share interests. No interest will be paid on any cash payment.

Until the certificates representing SCB common stock are surrendered for exchange, holders of such certificates will not receive the cash or stock consideration or dividends or distributions on the First Mid common stock into which such SCB common stock have been converted.  In no event will First Mid, the exchange agent, or any other person be liable to any former holder of shares of SCB common stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

Any SCB stockholder who holds their SCB shares in “street name” through a bank, broker or other nominee should follow the instructions given by such bank, broker or other nominee for making an election with respect to those shares.

Holders of SCB common stock, even if they make a valid election in accordance with the election procedures, will not know or be able to calculate until after the completion of the merger whether and to what extent they will be subject to the proration and adjustment procedures, and to what extent they will receive cash consideration and/or stock consideration in accordance with their election.

About First Mid-Illinois Bancshares, Inc.: First Mid-Illinois Bancshares, Inc. is the parent company of First Mid Bank & Trust, N.A., First Mid Insurance Group and First Mid Wealth Management Company.  First Mid Bank was first chartered in 1865 and has since grown into a $3.4 billion community-focused organization that provides financial services through a network of 57 banking centers in 42 Illinois and Missouri communities and a loan production office in Indiana.  More information about the Company is available on our website at www.firstmid.com.  Our stock is traded in The NASDAQ Stock Market LLC under the ticker symbol “FMBH”.

About SCB Bancorp, Inc.: SCB Bancorp, Inc., headquartered in Decatur, Illinois, is a privately-held, $438 million asset bank holding company for Soy Capital Bank and Trust, which provides community banking services primarily in Macon, McLean, Kankakee, Peoria, Champaign, and surrounding counties.  In addition, it operates an insurance division under the name J.L. Hubbard Insurance and Bonds and is the largest farm management company in the state of Illinois with approximately 248,000 acres under management.  More information about SCB is available on its website at www.soybank.com.

Safe Harbor

This document may contain certain forward-looking statements about First Mid and SCB, such as discussions of First Mid’s and SCB’s pricing and fee trends, credit quality and outlook, liquidity, new business results, expansion plans, anticipated expenses and planned schedules. First Mid and SCB intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1955. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of First Mid and SCB, are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties, including, among other things, the possibility that any of the anticipated benefits of the proposed transactions between First Mid and SCB will not be realized or will not be realized within the expected time period; the risk that integration of the operations of SCB with First Mid will be materially delayed or will be more costly or difficult than expected; the failure to satisfy other conditions to completion of the proposed transactions, including receipt of required regulatory and other approvals; the failure of the proposed transactions to close for any other reason; the effect of the announcement of the transaction on customer relationships and operating results; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; changes in interest rates; general economic conditions and those in the market areas of First Mid and SCB; legislative/regulatory changes; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality or composition of First Mid’s and SCB’s loan or investment portfolios and the valuation of those investment portfolios; demand for loan products; deposit flows; competition, demand for financial services in the market areas of First Mid and SCB; and accounting principles, policies and guidelines. Additional information concerning First Mid, including additional factors and risks that could materially affect First Mid’s financial results, are included in First Mid’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Reports on Form 10-K. Forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

Investor Contact: Aaron Holt
VP, Shareholder Relations
217-258-0463
aholt@firstmid.com

Investor Contact: Robert C. Smith
President and CEO
217-428-7781
rcsmith@soybank.com